As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-121732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CELL GENESYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3061375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Forbes Boulevard

South San Francisco, California 94080

(650) 266-3000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Stephen A. Sherwin, M.D.

Chairman of the Board &

Chief Executive Officer

Cell Genesys, Inc.

500 Forbes Boulevard

South San Francisco, California 94080

(650) 266-3000

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Sam Zucker, Esq.

O’Melveny & Myers, LLP

2765 Sand Hill Road

Menlo Park, CA 94025

(650) 427-2600

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Cell Genesys, Inc., a Delaware corporation (the “Company”), under Registration Statement No. 333-121732 (the “Registration Statement”) filed with the Securities and Exchange Commission on December 29, 2004, as amended on January 24, 2005, and declared effective on January 26, 2005, registered the public offer and sale from time to time pursuant to Rule 415 of an aggregate of $145,000,000 of 3.125% convertible senior notes due 2011 and common stock issuable upon conversion of the notes held by the selling stockholders named in the Registration Statement. The Company’s contractual obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all of the unsold convertible senior notes and common stock issuable upon conversion of the unsold notes registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 30th day of May, 2008.

CELL GENESYS, INC.

By:	/s/ Sharon E. Tetlow
Sharon E. Tetlow Senior Vice President and Chief Financial Officer

By:	/s/ Marc L. Belsky
Marc L. Belsky Vice President, Finance and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN A. SHERWIN, M.D. Stephen A. Sherwin, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 30, 2008

/s/ SHARON E. TETLOW Sharon E. Tetlow	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 30, 2008

/s/ MARC L. BELSKY Marc L. Belsky	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2008

* David W. Carter	Director	May 30, 2008

* Nancy M. Crowell	Director	May 30, 2008

* James M. Gower	Director	May 30, 2008

* John T. Potts, Jr., M.D.	Director	May 30, 2008

Signature	Title	Date

* Thomas E. Shenk, Ph.D.	Director	May 30, 2008

* Eugene L. Step	Director	May 30, 2008

* Inder M. Verma, Ph.D.	Director	May 30, 2008

* Dennis L. Winger	Director	May 30, 2008

*By:	/s/ Stephen A. Sherwin, M.D.
Stephen A. Sherwin, M.D. (Attorney-in-Fact)

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